EXHIBIT 99-3

New Ulm Telecom, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements as of June 30, 2006, for the six months ended June 30, 2006 and for the year ended December 31, 2005

Introduction to the Pro Forma Financial Statements

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of New Ulm Telecom, Inc. (“New Ulm”) and Hector Communications Corporation (“Hector”) after giving effect to the acquisition by New Ulm of a one-third ownership interest in Hector, and assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited historical financial statements of New Ulm found in its Annual Report on Form 10-K for the year ended December 31, 2005, the audited consolidated financial statements of Hector found in Item 9.01 (a) and Exhibit 99.1 of this Current Report on Form 8-K/A, and the unaudited consolidated financial statements of Hector found in Item 9.01 (b) and Exhibit 99.2 of this Current Report on Form 8-K/A.

NEW ULM TELECOM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
JUNE 30, 2006

ASSETS
	New Ulm	Pro Forma Adjustments		Pro Forma Combined
CURRENT ASSETS:
Cash and Cash Equivalents	$1,228,410	$82,492,290	(a)
	—	(20,875,301	)(b)
	—	(14,067,446	)(c)
	—	(13,750,000	)(d)
	—	(18,000,000	)(e)	$17,027,953
Other Current Assets	1,949,787	—		1,949,787

Total Current Assets	3,178,197	15,799,543		18,977,740

INVESTMENTS AND OTHER ASSETS:
Cellular Investments	22,737,316	(22,737,316	)(a)	—
Hector Investment	—	18,000,000	(e)
	—	2,133,333	(f)	20,133,333
Goodwill and Intangibles	3,239,259	—		3,239,259
Other Investments	1,832,120	—		1,832,120

Total Investments and Other Assets	27,808,695	(2,603,983)		25,204,712

PROPERTY, PLANT AND EQUIPMENT:
Telecommunications Plant	59,420,949	—		59,420,949
Other Property	2,542,665	—		2,542,665
Video Plant	2,706,451	—		2,706,451

Total Property, Plant and Equipment	64,670,065	—		64,670,065
Less Accumulated Depreciation	40,843,502	—		40,843,502

Net Property, Plant and Equipment	23,826,563	—		23,826,563

TOTAL ASSETS	$54,813,455	$13,195,560		$68,009,015

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current Portion of Long-Term Debt	$2,516,796	$(2,500,000	)(d)	$16,796
Other Accounts Payable & Accrued Liabilities	1,363,407	—		1,363,407

Total Current Liabilities	3,880,203	(2,500,000)		1,380,203

LONG-TERM DEBT, Less Current Portion	11,339,335	(11,250,000	)(d)	89,335

NONCURRENT LIABILITIES
Loan Guarantee	357,585	2,133,333	(f)	2,490,918
Income Taxes	5,867,918	3,306,342	(b)
	—	(1,697,499	)(g)	7,476,761

Total Noncurrent Liabilities	6,225,503	3,742,176		9,967,679

STOCKHOLDERS’ EQUITY:
Preferred Stock – $1.66 Par Value; 10,000,000 Shares
Authorized; 0 Shares Issued and Outstanding	—	—		—
Common Stock – $1.66 Par Value; 90,000,000 and 90,000,000 Shares
Authorized; 5,115,435 and 5,115,435 Shares Issued and Outstanding	8,525,725	—		8,525,725
Retained Earnings	24,842,689	59,754,974	(a)
	—	(24,181,643	)(b)
	—	(14,067,446	)(c)
	—	1,697,499	(g)	48,046,073

Total Stockholders’ Equity	33,368,414	59,754,974		56,571,798

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,813,455	$49,747,150		$68,009,015

See accompanying notes to unaudited pro forma combined financial statements.

NEW ULM TELECOM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2006

	New Ulm	Pro Forma Adjustment			Pro Forma Combined
OPERATING REVENUES
Local network	$1,948,243	$			$1,948,243
Network access	2,808,631				2,808,631
Directory advertising, billing and other services	246,418				246,418
Video services	1,049,745				1,049,745
Internet services	777,898				777,898
Other nonregulated services	1,192,974				1,192,974

	8,023,909		0		8,023,909

OPERATING EXPENSES
Plant operations, excluding depreciation and amortization	1,243,461				1,243,461
Cost of video services	741,844				741,844
Cost of internet services	315,682				315,682
Cost of other nonregulated services	551,496				551,496
Depreciation and amortization	2,139,606				2,139,606
Selling, general and administrative	1,895,744				1,895,744

	6,887,833		0		6,887,833

OPERATING INCOME	1,136,076		0		1,136,076

OTHER (EXPENSES) INCOME
Interest expense	(438,260)		429,966	(b)	(8,294)
Interest income	40,089		394,989	(c)	435,078
Equity Earnings in Cellular Partnership	3,732,674		(3,732,674	)(d)	0
Equity Earnings in Hector Comm. Corp.			43,860	(a)	43,860
Other investment income (expense)	140,148				140,148

	3,474,651		(2,863,859)		610,792

INCOME BEFORE INCOME TAXES	4,610,727		(2,863,859)		1,746,868

INCOME TAXES	1,867,186		(1,159,004	)(e)	708,182

NET INCOME	$2,743,541		$(1,704,855)		$1,038,686

BASIC AND DILUTED NET INCOME PER SHARE	$0.54		$(0.33)		$0.20

DIVIDENDS PER SHARE	$0.1800		$0.0000		$0.1800

WEIGHTED AVERAGE SHARES OUTSTANDING	5,115,435		5,115,435		5,115,435

See accompanying notes to unaudited pro forma combined financial statements.

NEW ULM TELECOM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005

	New Ulm	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES:
Local Network	$4,033,900			$4,033,900
Network Access	7,107,497			7,107,497
Directory Advertising, Billing and Other Services	488,656			488,656
Video Services	2,011,841			2,011,841
Internet Services	1,275,077			1,275,077
Other Nonregulated Services	2,427,866			2,427,866

Total Operating Revenues	17,344,837	—		17,344,837

OPERATING EXPENSES:
Plant Operations, Excluding Depreciation and Amortization	2,285,473			2,285,473
Cost of Video Services	1,472,020			1,472,020
Cost of Internet Services	576,557			576,557
Cost of Other Nonregulated Services	1,221,717			1,221,717
Depreciation and Amortization	4,111,769			4,111,769
Selling, General and Administrative	3,404,120			3,404,120

Total Operating Expenses	13,071,656	—		13,071,656

OPERATING INCOME	4,273,181	—		4,273,181

OTHER INCOME (EXPENSES):
Interest Expense	(799,394)	783,407	(b)	(15,987)
Interest and Dividend Income	74,475	789,977	(c)	864,452
Interest During Construction	8,259			8,259
Equity Earnings in Cellular Partnership	5,742,935	(5,742,935	)(d)	—
Equity Earnings in Hector Comm. Corp.		560,817	(a)	560,817
Other Investment Income	85,842	—		85,842

Total Other Income (Expenses)	5,112,117	(3,608,734)		1,503,383

INCOME BEFORE INCOME TAXES	9,385,298	(3,608,734)		5,776,564

INCOME TAXES	3,925,246	(1,460,455	)(e)	2,464,791

NET INCOME	$5,460,052	$(2,148,279)		$3,311,773

BASIC AND DILUTED NET INCOME PER SHARE	$1.07	$(0.42)		$0.65

DIVIDENDS PER SHARE	$0.34	$—		$0.34

WEIGHTED AVERAGE SHARES OUTSTANDING	5,115,435	5,115,435		5,115,435

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – The Acquisition of a one-third ownership interest in Hector Communications Corporation

On November 3 2006, New Ulm Telecom, Inc. acquired a one-third interest in Hector Communications Corporation (HCC) through the previously announced merger of HCC into Hector Acquisition Corporation. Hector Acquisition Corporation was equally owned by New Ulm Telecom, Inc., Blue Earth Valley Communications, Inc. and Arvig Enterprises, Inc. In the merger, Hector Acquisition Corporation acquired all of the outstanding shares of Hector Communications Corporation stock for $36.40 per share. In addition, in October 2006, New Ulm sold its interest in Midwest Wireless Holdings (MWH) (as defined below) in connection with MWH’s sale to Alltel.

The unaudited pro forma condensed combined balance sheet and statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the acquisition been completed as of the beginning of the earliest periods presented. They should not be construed as being a representation of financial position or future operating results of the combined companies. The unaudited pro forma condensed combined financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any integration or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the merger.

Note 2 – Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2006 and the pro forma condensed combined statements of income for the year ended December 31, 2005 and for the six months ended June 30, 2006, in connection to the acquisition of a one-third ownership interest in HCC are presented below:

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2006

(a)	This adjustment reflects the sale of New Ulm’s Midwest Wireless Holdings (MWH) sale to Alltel. This transaction was subsequently completed in October 2006. The purchase of HCC was contingent on the completion of the sale of MWH to Alltel and therefore the results of that sale are reflected in these pro forma financial statements as if the sale had occurred on January 1, 2006. Currently, New Ulm expects to receive $82,492,290 (including amounts received in October 2006 and amounts to be received from the escrow fund in 2007 and 2008) from the sale of its MWH ownership.

(b)	Estimated taxes due in 2006 from the gain of the sale is estimated at $20,875,301. This is the net of total estimated taxes due of $24,181,643, less an estimated $3,306,342 to be deferred until escrow funds from the MWH sale to Alltel are received in 2007 and 2008.

(c)	After receipt of the funds from the MWH sale to Alltel, the New Ulm Board of Directors declared a special dividend of $2.75 per share totaling $14,067,446.

(d)	This adjustment reflects the Board authorization for the extinguishment of its debt with CoBank, ACB (CoBank). For purposes of this pro forma statement, the debt is reflected as if it had been paid in full on January 1, 2006.

(e)	This adjustment reflects the $18,000,000 that New Ulm paid for its one-third equity ownership interest in HCC.

(f)	This adjustment reflects New Ulm’s proportionate share of a loan guarantee for HCC. New Ulm has guaranteed one-third of HCC’s $6.4 million in bridge loan financing, or $2,133,333.

(g)	This adjustment records the removal of deferred taxes on MWH investment.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

(a)	This adjustment reflects the one-third proportionate share of HCC Net Income for the six months ended June 30, 2006 and the year ended December 31, 2005 reflects additional interest expense due to HCC financing from CoBank, ACB., less transaction cost, less Equity in Earnings from MWH and less the Gain on Sale of RTB Stock.

	Six Months Ended June 30, 2006	Year Ended December 31, 2005
HCC Income Before Taxes	$15,667,519	$10,932,334
Less: Transaction Charges	526,137	—
Estimated Additional Interest Expense	(2,581,263)	(3,449,630)
Less: Equity in Earning from MWH	(3,043,205)	(4,681,888)
Less: Gain on Sale of RTB Stock	(10,340,908)	—

Subtotal – Adjusted Income Before Income Taxes	$228,280	$2,800,816
Estimated Income Tax Expense	96,699	1,118,366

Adjusted Net Income	$131,581	$1,682,450

New Ulm’s Proportionate Equity Share of HCC Net Income	$43,860	$560,817

(b)	This adjustment reflects reduced interest expense resulting from the payment in full of New Ulm’s debt to CoBank. This adjustment assumes the payment in full was made on January 1, 2006 for the pro forma statement of income for the six months ended June 30, 2006 and payment in full was made on January 1, 2005 for the pro forma statement of income for the year ended December 31, 2005.

(c)	This adjustment reflects interest income received from the net pro forma cash and cash equivalent adjustment. Currently, New Ulm receives approximately 5% on the proceeds held from the MWH sale from Government and Agency notes. For the purposes of these pro forma statements, it is assumed that the net effect of the pro forma cash and cash equivalent transactions of $15,799,543 reflected on the pro forma balance sheet took place on January 1, 2006 for the pro forma statement of income for the six months ended June 30, 2006 and January 1, 2005 for the pro forma statement of income for the year ended December 31, 2005, and that the pro forma cash and cash equivalent adjustment was held for the entire periods being presented.

(d)	This adjustment reflects the sale of MWH ownership at the beginning of the periods presented, and has therefore been adjusted out of the pro forma presentation.

(e)	This adjustment reflects New Ulm’s estimated tax effect of the above statement of operations adjustments.

Note 3 – Items Not Adjusted

The pro forma statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by New Ulm’s management as a result of the merger.